UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: June 16, 2017
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement
On June 16, 2017, A.M. Castle & Co. (the “Company”) and four of its subsidiaries entered into a Commitment Agreement with certain of their creditors (the “Commitment Parties”). The subsidiaries party to the Commitment Agreement are Keystone Tube Company, LLC, HY-Alloy Steels Company, Keystone Service, Inc. and Total Plastics, Inc. The Commitment Parties are the holders (or the investment advisors or managers for the holders) of term loans made to the Company and its subsidiaries under a Credit and Guaranty Agreement dated December 8, 2016, as amended, by and among the Company, its subsidiaries, the lenders party thereto and Cantor Fitzgerald Securities, as Administrative and Collateral Agent.
The Commitment Agreement has been entered into pursuant to the previously announced Restructuring Support Agreement dated April 6, 2017, as amended, by and among the Company, its subsidiaries, and certain of their creditors, including the Commitment Parties (the “RSA”). The RSA provides for a consensual restructuring of the debt and equity of the Company, which the Company seeks to effect by means of a Prepackaged Joint Chapter 11 Plan of Reorganization (the “Plan”).
Under the Commitment Agreement, the Commitment Parties have agreed, subject to the terms and conditions set forth in the Commitment Agreement, to purchase new notes to be issued by the reorganized Company under the Plan (the “New Money Notes”) for an aggregate purchase price of up to $40 million (the “New Money Amount”), subject to decrease based on the Company’s Opening Liquidity (as defined in the Commitment Agreement) as of the effective date of the Plan. The New Money Notes will be on the same terms as the new notes issued by the Company under the Plan to holders of certain other classes of claims.
The New Money Notes will be issued at a price of $800 in cash for each $1,000 in principal amount of New Money Notes. The Commitment Agreement provides for the payment by the Company, in consideration for the Commitment Parties’ agreements in the Commitment Agreement, of a put option payment equal to $2.0 million, which represents 5.0% of the maximum New Money Amount. In addition, the Company has agreed to reimburse the reasonable fees and expenses incurred by: (a) the legal and financial advisors to the Commitment Parties and (b) subject to an aggregate cap of $125,000, inclusive of amounts payable under the RSA, the legal and financial advisors to SGF, Inc. The Company is required to indemnify the Commitment Parties in a manner generally consistent with the provisions of the creditor indemnification provisions of the RSA.
Under the Commitment Agreement, the Company and its subsidiaries are required to meet the same milestones as set forth in the RSA, including that they (a) file voluntary chapter 11 petitions on or before June 20, 2017, (b) file the Plan and motions to assume the RSA and Commitment Agreement no later than one business day after filing such petitions, (c) obtain orders of the bankruptcy court in the Company’s chapter 11 cases approving the Company’s assumption of the RSA and the Commitment Agreement within 30 days following the commencement of the Company’s chapter 11 cases, and (d) obtain orders of such bankruptcy court confirming the Plan on or before the sixtieth day after filing such petitions. Further, the Commitment Agreement may be terminated if the effective date of the Plan has not occurred by August 31, 2017, if the RSA is terminated, and upon other specified events.
The foregoing description is a summary and is qualified in its entirety by reference to the Commitment Agreement. A copy of the Commitment Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference. Additionally, the foregoing is qualified in its entirety by reference to the Plan, a copy of which was included within the Disclosure Statement for Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization, a copy of which was attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on May 15, 2017.

Item 1.03 - Bankruptcy or Receivership
On June 18, 2017, pursuant to the terms of the RSA, the Company and four of its subsidiaries commenced voluntary chapter 11 proceedings under the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware (the “Bankruptcy Court”). The Company has filed a motion with the Bankruptcy Court seeking to administer all of the chapter 11 cases jointly under the caption In re Keystone Tube Company, LLC., et al. (Case No. 17-11330). The four subsidiaries in the chapter 11 cases are Keystone Tube Company, LLC, HY-Alloy Steels Company, Keystone Services, Inc. and Total Plastics, Inc.
No trustee has been appointed in the chapter 11 cases, and the Company and the four named subsidiaries continue to operate their business as “debtors in possession” subject to the supervision and orders of the Bankruptcy Court in accordance with the Bankruptcy Code. It is expected that the Company and its subsidiaries will continue their respective operations without interruption during the pendency of the chapter 11 cases. To maintain and continue ordinary course operations without interruption, the Company is seeking approval from the Bankruptcy Court of a variety of “first day” motions seeking certain relief and authorizing the Company and its subsidiaries to maintain their operations in the ordinary course. Bankruptcy Court filings and other information related to the chapter 11 cases are available at a website administered by the Debtors’ claims agent, Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/amcastle.

Also pursuant to the terms of the RSA, on June 18, 2017 the Company filed a Prepackaged Joint Chapter 11 Plan of Reorganization (the “Plan”) with the Bankruptcy Court. The Plan implements a new senior secured exit financing facility and the issuance of new second lien secured notes in consideration of a capital infusion of up to $40 million to refinance or exchange the existing first lien secured claims and to provide working capital for the reorganized Company. The Plan also deleverages the Debtors’ balance sheet by exchanging approximately $200 million of the existing second lien notes and third lien notes for new common stock in the reorganized Company and certain convertible new second lien secured notes, together with certain cash distributions. All of the existing equity interests in the Company will be extinguished, but holders of such equity interests will have the opportunity to receive a 20% share of new common stock in the reorganized Company, subject to dilution, as part of a settlement encompassed in the Plan. Allowed general unsecured claims and all creditors who are unimpaired under the Plan will receive a complete recovery.
The description of the Plan in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached to the Disclosure Statement for Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on May 15, 2017.
As previously announced, the Company has completed its solicitation of votes to accept or reject the Plan from the holders of Prepetition First Lien Secured Claims, Prepetition Second Lien Secured Claims, and Prepetition Third Lien Secured Claims, as such terms are defined in the Plan. In dollar value, 100% of the votes cast by holders of both the Prepetition First Lien Secured Claims and the Prepetition Second Lien Secured Claims, as well as 79.24% of the votes cast by holders of the Prepetition Third Lien Secured Claims, approved the Plan.  In the aggregate, 98.32% of the voting secured creditors by dollar value voted in favor of the Plan.  Additionally, a majority of voting holders in number in each class approved the Plan, with an aggregate of 88.68% of voting holders in number approving the Plan.
Item 2.04 - Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
The filing of the bankruptcy petitions described above in Item 1.03 constituted a default or event of default that accelerated the Company’s obligations under (i) the Credit Agreement dated December 8, 2016 by and among the Company, Highbridge Capital Management, LLC, Corre Partners Management, LLC, Whitebox Credit Partners, L.P., WFF Cayman II Limited, and SGF, LLC, and Cantor Fitzgerald (the “Credit Agreement”), (ii) the Indenture dated February 8, 2016 by and between the Company, as Issuer and Guarantors, and U.S. Bank National Association, as Trustee (the “Senior Notes Indenture”) and the 12.75% Senior Secured Notes due 2018 issued pursuant thereto, and (iii) the Indenture dated May 19, 2016 by and between the Company, as Issuer and Guarantors, and U.S. Bank National Association, as Trustee (the “Convertible Notes Indenture”) and the 5.25% Convertible Senior Secured Notes due 2019 issued pursuant thereto. The Credit Agreement, the Senior Notes Indenture, and the Convertible Notes Indenture provide that, as a result of the filing of the bankruptcy petitions, all outstanding indebtedness due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Credit Agreement, the Senior Notes Indenture, and the Convertible Notes Indenture are automatically stayed as a result of the bankruptcy petitions, and the creditors’ rights of enforcement in respect of the Credit Agreement, the Senior Notes Indenture, and the Convertible Notes Indenture are subject to the applicable provisions of the RSA and the Bankruptcy Code.
Item 7.01 - Regulation FD Disclosure
On June 19, 2017, the Company issued a press release announcing the filing of the chapter 11 cases, as disclosed in Item 1.03 of this Current Report on Form 8-K. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by this reference.
The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.
Item 8.01 - Other Events
The Company cautions that trading in its securities during the pendency of the chapter 11 cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may not bear any substantive relationship to the probable outcome for security holders in the chapter 11 cases. If the reorganization contemplated by the Plan is consummated, all existing equity interests of the Company, including common stock and any outstanding preferred stock, warrants or options, will be extinguished.

Cautionary Note Regarding Forward-Looking Statements
Information provided and statements contained in this Current Report on Form 8-K or the Exhibits hereto that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements speak only as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and the cost savings and other benefits that we expect to achieve from our restructuring. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include or relate to: our ability to timely conclude definitive documentation for, and to satisfy all conditions to the consummation of, the Commitment Agreement and any required debtor-in-possession or exit financing or other Plan agreements; our ability to obtain sufficient acceptances in connection with our solicitation of debt holder support; our ability to obtain the bankruptcy court’s approval with respect to motions or other requests made in our chapter 11 cases, including any required approvals of our assumption of the Commitment Agreement or any required debtor-in-possession financing; our ability to maintain strategic control as debtor-in-possession; the availability of the Bankruptcy Court for hearings on our motions, which may affect the timing of any required approvals and our emergence from our chapter 11 cases; our ability to confirm and consummate a chapter 11 plan of reorganization in our chapter 11 cases; the effects of the filing of our chapter 11 cases on our business and the interests of various constituents; the bankruptcy court’s rulings in our chapter 11 cases, as well the outcome of any such case in general; the length of time that we will operate under chapter 11 protection and the continued availability of operating capital during the pendency of our chapter 11 cases; risks associated with third party motions or objections in our chapter 11 cases, which may interfere with our ability to confirm and consummate a chapter 11 plan of reorganization; the potential adverse effects of our chapter 11 cases on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our reorganization. Other factors include our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2017. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.
Item 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
99.1
Commitment Agreement dated as of June 16, 2017 by and among A.M. Castle & Co., Total Plastics, Inc., Hy-Alloy Steels Company, Keystone Tube Company, LLC, Keystone Service, and the Commitment Parties thereto.

99.2	Press release dated June 19, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A.M Castle & Co.

	By:	/s/ Marec E. Edgar
June 19, 2017		Marec E. Edgar
Executive Vice President, General Counsel,
Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1
Commitment Agreement dated as of June 16, 2017 by and among A.M. Castle & Co., Total Plastics, Inc., Hy-Alloy Steels Company, Keystone Tube Company, LLC, Keystone Service, and the Commitment Parties thereto.

99.2	Press release dated June 19, 2017